                                                                   EXHIBIT 99.1

[FORM OF AUTODESK PROXY]

                                AUTODESK, INC.

              SPECIAL MEETING OF STOCKHOLDERS--MARCH 3, 1999

  The undersigned, having received notice of the meeting and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Carol A. Bartz, Eric B. Herr and Marcia K. Sterling, and each of them (with full power of substitution), as proxies of the undersigned to attend the Special Meeting of Stockholders of Autodesk, Inc. (the "Company") to be held on March 3, 1999 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

  Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

  In their discretion, the named Proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

  1. To approve the issuance of shares of Common Stock of the Company, $0.01 par value per share, to the shareholders of Discreet Logic Inc. ("Discreet") pursuant to the Second Amended and Restated Agreement and Plan of Acquisition and Amalgamation dated as of November 18, 1998, as amended on December 18, 1998 and January 18, 1999, among the Company, Autodesk Development B.V., 9066-9771 Quebec Inc. ("Amalgamation Sub"), Autodesk Canada Inc., 9066-9854 Quebec Inc. ("Autodesk Quebec") and Discreet providing for the amalgamation of Amalgamation Sub, Autodesk Quebec and Discreet under the laws of the Province of Quebec.

                     FOR [_]    AGAINST [_]    ABSTAIN [_]

  The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or any proposal specified above, this proxy will be voted for such election to office or proposal.

  This proxy is solicited on behalf of the Board of Directors of the Company.

                                          -------------------------------------
                                          -------------------------------------
                                                      Signature(s)
                                          Dated: ______________________________

  Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized persons.